EXHIBIT 3.3

                                     BY-LAWS

                                       OF

                         NATIONAL HOME HEALTH CARE CORP.

                                    ARTICLE I

                                     OFFICES
                                     -------

         The registered office of the Corporation shall be in Scarsdale, County of Westchester, State of New York.

         The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                      BOOKS
                                      -----

         The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or place as may be designated by the Board of Directors.

                                   ARTICLE III

                                  STOCKHOLDERS
                                  ------------

         Section 1. Annual Meetings. An annual meeting of the stockholders of the Corporation shall be held on such date and at such time and place either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, for the election of directors and the transaction of only such other business as may properly come before said meeting, in accordance with these By-laws.

         Section 2. Special Meetings. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called at any time only by the Chairman of the Board or President of the Corporation or the Board of Directors, and shall be held on such date and at such time and place, either within or without the State of Delaware, and shall be held only for such purpose or purposes, as may be designated by the Chairman of the Board or President of the Corporation or the Board of Directors and stated in the notice of the meeting, in accordance with these By-laws.

         Section 3. Quorum. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, there must be present, either in person or by proxy, to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 4. Organization. The Chairman of the Board, or in his absence the President, or, in the absence of the Chairman of the Board and President, any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all of the Vice Presidents.

         The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any meeting.

         Section 5. Voting. Except as otherwise provided in the Certificate of Incorporation or these By-laws, each stockholder of record of the Corporation, shall, at every meeting of the stockholders of the Corporation, be entitled to one (1) vote for each share of stock outstanding in his name on the books of the Corporation on any matter on which he is entitled to vote. Such vote(s) may be cast either in person or by proxy. If cast by proxy, the proxy-holder must be appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized attorney (or appointed in such other manner as may be authorized by the laws of the State of Delaware), and filed with the Secretary of the Corporation before being voted on. Any copy, facsimile telecommunication or other reliable reproduction of the written instrument creating the proxy may be substituted or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. If the Certificate of Incorporation provides for more or less than one (1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these By-laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

         The vote on all elections of directors and on any other matters before the meeting need not be by ballot.

         When a quorum is present at any meeting of the stockholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required, in which case such provision shall govern and control.

         Section 6. Stockholder Action Without Meetings. Except as any provision of the laws of the State of Delaware may otherwise require, any action required by the laws of the State of Delaware to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the Delaware General Corporation Law.

                                   ARTICLE IV

                                    DIRECTORS
                                    ---------

         Section  1.  Function.   Except  as  provided  in  the  Certificate  of
Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         Section 2. Qualification and Number. Directors must be over 18 years of age. Directors need not be stockholders. The number of directors which shall constitute the Board of Directors shall be one or more, as fixed by the Board of Directors from time to time. The directors shall have the power, from time to time, to increase or decrease their own number, within the maximum and minimum limitations specified herein, by resolution of the Board of Directors. The exact number of directors within the maximum and minimum limitation specified herein may be fixed from time to time by resolution of the Board of Directors.

         Section 3. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if no time is specified, upon receipt thereof. Unless specified therein the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removals. Directors may be removed from office, with or without cause, by the affirmative vote of not less than a majority of the shares then entitled to vote at an election of directors (considered for this purpose as one class), provided that this provision shall not apply to any directors elected by holders of stock voting as a separate class or series under any provisions of the Certificate of Incorporation, which directors may be removed only as provided in the provisions of the Certificate of Incorporation.

         Section 5. Vacancies and Newly Created Directorships. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board of Directors, including vacancies occurring in the Board of Directors by reason of the removal of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next annual meeting of stockholders and until their successors shall be elected and qualified, provided that any vacancies with respect to directors elected by any holders of stock voting as a separate class or series under any provisions of the Certificate of Incorporation shall be filled as provided in the provisions of the Certificate of Incorporation.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two directors on notice given to each director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

         Section 8. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of directors, at the same place as regular meetings of the Board of Directors are held, or at such other time or place as may be provided by resolution of the Board of Directors and specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.

         Section 9. Notice. Any notice of meeting of the Board of Directors is deemed given if sent to each director by first-class mail at least forty-eight
(48) hours before the time fixed for the meeting or telecopied at least twenty-four (24) hours before the time fixed for the meeting. At any meeting at which all of the directors are present, any and all business may be transacted even though no notice was given.

         Section 10. Quorum. At all meetings of the Board of Directors, the presence of a majority of the directors constituting the Board of Directors shall constitute a quorum for the transaction of business. Except as otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 11. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or any Committee thereof may be taken without a meeting, if all members of the Board of Directors or such Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

         Section 12. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors and each Committee thereof may participate in a meeting of the Board of Directors or of any Committee by communications equipment by means of which all participants can hear each other. Participation in a meeting pursuant to this
Section 12 of Article IV shall constitute presence in person at such meeting.

         Section 13. Committees of the Board of Directors. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more Committees, consisting of one or more of the directors of the Corporation, to be Committees of the Board of Directors. All Committees of the Board of Directors may authorize the seal of the Corporation to be affixed to any papers which may require it. To the extent provided in the Certificate of Incorporation, these By-laws or any resolution of the Board of Directors, and to the extent permissible under the laws of the State of Delaware and the Certificate of Incorporation, any such Committee shall have, and may exercise, all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

         Section 14. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

                                    ARTICLE V

                                    OFFICERS
                                    --------

         Section 1. Designations, Election and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer, and may at the discretion of the Board of Directors include one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and qualified. Any two (2) or more offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interests of the Corporation may require and may fix their duties and terms of office. Each of the foregoing officers shall have the power and authority to sign instruments and stock certificates in accordance with section 103(a)(2) of the Delaware General Corporation Law and to sign agreements on behalf of the Corporation.

         Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 3. Chief Executive Officer. The Chief Executive Officer shall, in the absence or disability of the Chairman of the Board, preside at all meetings of the stockholders, shall have general supervision, direction and control of the business and affairs of the Corporation subject to the authorization and control of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are effectuated, and shall have such other power and authority and perform such other duties as may be prescribed by these By-laws or as may be assigned from time to time by the Board of Directors. The Chief Executive Officer shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. The Chief Executive Officer shall cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these By-laws. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. In addition to the powers and duties expressly conferred upon him by these By-laws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

         In the absence or disability of the Chief Executive Officer, the President, if available, and if the President is not available the Chief Operating Officer, if one is elected and if available, shall have the authority, and shall perform the duties, of the Chief Executive Officer.

         Section 4. President. The President shall, in the absence or disability of the Chairman of the Board and Chief Executive Officer, preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall have such other power and authority and perform such other duties as may be prescribed by these By-laws or as may be assigned from time to time by the Board of Directors or the Chief Executive Officer.

         In the absence or disability of the Chief Executive Officer, the President, if available, shall have the authority, and shall perform the duties, of the Chief Executive Officer.

         Section 5. Vice Presidents. There may be such Vice Presidents as the Board of Directors shall determine from time to time, with duties determined by the Board of Directors.

         Section 6. Secretary. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring it when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each. He shall keep the stock and transfer books available during business hours for inspection by any stockholder and for the transfer of stock. He shall notify the directors and stockholders of the respective meetings as required by law or by these By-laws. He shall perform such other duties as may be required by law or these By-laws, or which may be assigned to him from time to time by the Board of Directors.

         Section 7. Assistant Secretary. The Assistant Secretary, if one is elected, shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

         Section 8. Treasurer. The Treasurer shall have charge of the funds and the securities of the Corporation. He may sign all certificates of stock jointly with the President.

         The Treasurer shall perform such other duties as may be required by law or these By-laws, or which may be assigned to him from time to time by the Board of Directors.

         The Treasurer shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, and shall render to the President or the directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

         Section 9. Assistant Treasurer. The Assistant Treasurer, if one is elected, shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

         Section 10. Treasurer's Bond. The Treasurer and Assistant Treasurers, if one is elected, shall, if required to do so by the Board of Directors, each give a bond (which shall be renewed every six (6) years) in sum and with such surety or sureties as the Board of Directors or the laws of the State of Delaware may require.

         Section 11. Transfer of Duties. The Board of Directors may transfer the power and duties, in whole or in part, of any officer to any other officer, or other person, notwithstanding the provisions of these By-laws, except as otherwise provided by the laws of the State of Delaware.

         Section 12. Vacancies. If the office of Chairman of the Board, President, Vice President, Secretary or Treasurer, or that of any other officer or agent, becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

         Section 13. Removals. Any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors, at a meeting of the Board of Directors called for that purpose.

         Section 14. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

         Section 15. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VI

                           CONTRACTS, CHECKS AND NOTES
                           ---------------------------

         Section 1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chairman of the Board, President or a Vice President.

         Section 2. Checks and Notes. Subject to the provisions of the first paragraph of Section 1 of Article IV, all negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                   ARTICLE VII

                                      STOCK
                                      -----

         Section 1. Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in such form, consistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. Every stockholder in the Corporation shall be entitled to have a certificate signed jointly by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary certifying the number of shares owned by the stockholder and the date of issue. A stock certificate shall not be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation when issued.

         Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. All certificates surrendered to the Corporation shall be canceled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificate for the same number of shares of the same class of stock shall have been surrendered and canceled.

         Section 2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

         Section 3. Uncertificated Shares. Subject to any conditions imposed by the Delaware General Corporation Law, the Board of Directors may provide by one or more resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the
Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

         Section 4. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests to those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form
(either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

                                  ARTICLE VIII

                             REGISTERED STOCKHOLDERS
                             -----------------------

         The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares by any other person, whether or not it shall have notice thereof, except as expressly provided by the laws of the State of Delaware.

                                   ARTICLE IX

                                LOST CERTIFICATES
                                -----------------

         Any person claiming a certificate of stock to be lost or destroyed, shall make an affidavit or affirmation of that fact and advertise it as may be required by the Board of Directors. The Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it because of the alleged loss. A new certificate of the same tenor and for the same number of shares as the one allegedly lost or destroyed may be issued without requiring any bond when the Board of Directors determines this to be proper.

                                    ARTICLE X

                                WAIVER OF NOTICE
                                ----------------

         Whenever any notice is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-laws, a written waiver thereof signed by the person or persons entitled to the notice before or after the time stated herein shall be equivalent to such notice.

                                   ARTICLE XI

                                      SEAL
                                      ----

         The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware."

                                   ARTICLE XII

                                 INDEMNIFICATION
                                 ---------------

         Section 1. General Right to Indemnification. The Corporation shall indemnify any director or officer of the Corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 3. Determination of Right to Indemnification. Anything hereinabove set forth to the contrary notwithstanding, to the extent that a person entitled to indemnification under Section 1 or 2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall in any event be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under Sections 1 and 2 of this Article XII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person entitled to indemnification under Sections 1 and 2 is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by a majority vote of a quorum of the stockholders.

         Section 4. Authority to Advance Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the person entitled to indemnification under Sections 1 and 2 to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         Section 5. Provisions Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 6. Authority to Insure. The Corporation is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

         Section 7. Continuation of Right. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8. Savings Clause. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify, and advance expenses to, each director and officer, and may indemnify, and advance expenses to, any employee or agent of the Corporation, to the full extent permitted by any applicable portion of this Article XII that shall not have been invalidated and to the full extent permitted by applicable law.

         Section 9. Certain Definitions. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Section.

                                  ARTICLE XIII

                                   AMENDMENTS
                                   ----------

         The directors of the Corporation, by the affirmative vote of a majority of the whole Board of Directors, at any regular or special meeting, shall have the power to adopt, amend or repeal these By-laws, provided, however, that such power of the Board of Directors shall not divest the stockholders of the Corporation of their power to adopt, amend or repeal these By-laws. Notwithstanding the foregoing, the affirmative vote of the holders of all of the outstanding shares of common stock of the Corporation entitled to vote in the election of directors shall be required to alter or repeal, or make or adopt any provision inconsistent with, Section 1 of Article IV of these By-laws.